EXHIBIT 5.1

                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400


                                 August 29, 1997



Digital Biometrics, Inc.
5600 Rowland Road
Minnetonka, Minnesota  55343

         RE:      REGISTRATION STATEMENT ON FORM S-8
                  1990 STOCK OPTION PLAN

Gentlemen:

         In connection with the proposed issuance of an additional 500,000 shares of common stock, $.01 par value per share (the "Shares"), of Digital Biometrics, Inc. (the "Company") in conjunction with the Company's 1990 Stock Option Plan (the "Plan") and to be registered under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, the Shares have been duly authorized by the Company and when duly executed and authenticated, paid for and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             BRIGGS AND MORGAN,
                                             Professional Association



                                             By  /s/ Avron L. Gordon
                                                 -----------------------------
                                                 Avron L. Gordon